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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12
CELSION CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CELSION CORPORATION

10220-L OLD COLUMBIA ROAD
COLUMBIA, MARYLAND 21046-2364

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, MAY 21, 2008

To Our Stockholders:

        Notice is hereby given that the annual meeting (together with any adjournments, postponements or rescheduling thereof, the "Annual Meeting") of the stockholders of Celsion Corporation, a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Wednesday, May 21, 2008 at the InterContinental Harbor Court Baltimore, 550 Light Street, Baltimore, MD 21202-6099 for the following purposes:

  (1)
  To elect two Class I Directors, to serve for a three-year term;

  (2)
  To ratify the selection of Stegman & Company as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008; and

  (3)
  To consider and act upon any other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof.

        The close of business on Monday, March 31, 2008 has been fixed as the record date for the determination of stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on March 31, 2008 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend in person, please complete, sign, date and return the enclosed Proxy Card as promptly as possible in the envelope provided for that purpose. Returning your Proxy Card will ensure your representation and help to ensure the presence of a quorum at the Annual Meeting. Your proxy is revocable, as set forth in the accompanying Proxy Statement. Therefore, you may attend the Annual Meeting and vote your shares in person even if you send in your Proxy Card.

By Order of the Board of Directors
/s/ PAUL B. SUSIE Paul B. Susie Secretary

April 18, 2008
Columbia, Maryland

WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE,
SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED PRE-ADDRESSED
AND POSTAGE-PAID ENVELOPE OR SUBMIT YOUR VOTE VIA THE INTERNET AT
www.proxyvote.com OR BY PHONE AT 1-800-690-6903.

CELSION CORPORATION

PROXY
STATEMENT

TABLE OF CONTENTS

Section 162(m)	23
Compensation Committee Interlocks and Insider Participation	23
Transactions with Related Persons, Promoters and Certain Control Persons	23
Polices and Procedures for Review, Approval or Ratification of Transactions with Related Persons	23
Proposal No. 2: Ratification of Independent Registered Public Accountants	24
Householding of Annual Meeting Materials	25
Stockholder Proposals for the 2009 Annual Meeting	26
Other Business	26
Company Reports	26

CELSION CORPORATION
PROXY STATEMENT

SOLICITATION OF PROXY, REVOCABILITY AND VOTING

GENERAL

        The Board of Directors of Celsion Corporation (which is sometimes referred to in this Proxy Statement as the "Company", "Celsion", "we" or "us") is furnishing this Proxy Statement in connection with the solicitation, by the Board of Directors, of proxies to be used at the annual meeting of stockholders (together with any adjournments or postponements thereof, the "Annual Meeting") to be held at 10:00 a.m., local time, on Wednesday, May 21, 2008, at the InterContinental Harbor Court Baltimore, 550 Light Street, Baltimore, MD 21202-6099 for the purposes set forth in the accompanying Notice of Annual Meeting.

        Only stockholders of record at the close of business on the Record Date, Monday, March 31, 2008 are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 10,145,850 shares of our common stock, par value $0.01 per share ("Common Stock"), issued and outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to the stockholders at the Annual Meeting. If you were a stockholder as of the Record Date, you are entitled to vote at the Annual Meeting, and we encourage you to attend and vote in person. HOWEVER, WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS REQUESTS THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN ORDER TO ENSURE THE PRESENCE OF A QUORUM. A pre-addressed and postage-paid return envelope is enclosed for your convenience. Alternatively, you may cast your vote via the internet at www.proxyvote.com or by phone by calling 1-800-690-6903.

        Our principal executive offices are located at 10220-L Old Columbia Road, Columbia, Maryland 21046-2391, and our telephone numbers are (410) 290-5390 and (800) 262-0394 (toll free). We are first sending this Proxy Statement and accompanying Proxy Card and Annual Report on Securities and Exchange Commission ("SEC") Form 10-K for the fiscal year ended December 31, 2007 (our "2007 Annual Report on Form 10-K") to our stockholders on or about April 22, 2008.

        Election of Class I Directors at the Annual Meeting will be by plurality vote. This means that the director nominees receiving the greatest number of votes cast, in person or by proxy, by the holders of Common Stock in the election of the Class I Directors, will be elected. Stockholders may not cumulate their votes in electing directors. Ratification of the selection of Stegman & Company to serve as our independent registered public accounting firm for the current fiscal year requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy. The presence in person or by proxy of a majority of the holders of all shares of Common Stock outstanding and entitled to vote on the Record Date will constitute a quorum for all purposes. In the event that the number of shares represented at the Annual Meeting in person or by proxy is less than a quorum, the persons named in the accompanying Proxy Card intend to vote "FOR" an adjournment of the Annual Meeting. Stockholder votes will be tabulated by Broadridge Financial Solutions, Inc. Shares represented at the Annual Meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Abstentions and broker non-votes (shares which a broker or nominee has indicated it does not have discretionary authority to vote) on a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes therefore will have the same effect as "no" votes on the ratification of the selection of Stegman & Company as our independent registered public accounting firm, but will have no effect on the election of directors.

PROXIES

        If the enclosed Proxy Card is properly dated, signed and returned so that we receive it prior to the time of the Annual Meeting, the shares represented by that Proxy Card will be voted at the Annual Meeting in accordance with the choices indicated. If no choice is specified as to a matter but the Proxy Card otherwise is properly executed, dated and returned, the proxy holders will vote the shares represented by that Proxy Card in accordance with the recommendations of the Board of Directors.

REVOCABILITY OF PROXIES

        Any stockholder giving a proxy prior to the Annual Meeting may revoke it prior to its exercise either by attending the Annual Meeting and voting his or her shares in person or by delivering to the Company, not later than the commencement of the Annual Meeting, a letter or other suitable instrument of revocation or a later dated Proxy Card, duly executed by the stockholder.

SOLICITATION

        The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying Notice and Proxy Card and the Company's 2007 Annual Report on Form 10-K, as well as any additional materials that we may furnish to stockholders in connection with the Annual Meeting. Copies of our solicitation materials will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. The solicitation of proxies will be by mail and direct communication with certain stockholders or their representatives by our officers, directors and employees, who will receive no additional compensation therefor.

        PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED PRE-ADDRESSED AND POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE OR SUBMIT YOUR VOTE VIA THE INTERNET AT www.proxyvote.com OR BY PHONE AT 1-800-690-6903.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company regarding the beneficial ownership of Company Common Stock as of March 31, 2008 by:

  •
  each person or group known by us to own beneficially more than 5% of the outstanding Common Stock;

  •
  each of our directors and director nominees, as well as each executive officer named in the Summary Compensation Table appearing under the heading "Proposal No. 1: Election of Directors—Executive Compensation"; and

  •
  our directors and executive officers as a group.

        We determine beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned thereby. Shares of Common Stock subject to options that are currently exercisable or that become exercisable within 60 days of March 31, 2008 are treated as outstanding and beneficially owned by the holder of such options. However, these shares are not treated as outstanding for purposes of computing the percentage ownership of any other person.

NAME OF BENEFICIAL OWNER*	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED	PERCENT OF SHARES OF COMMON STOCK OUTSTANDING(1)
Max E. Link(2)	175,414	1.73%
Gary W. Pace(3)	40,448	**
Gregory Weaver(4)	39,559	**
Augustine Chow(5)	30,000	**
Michael H. Tardugno(6)	134,167	1.32%
Anthony P. Deasey(7)	202,758	2.00%
Paul B. Susie(8)	3,333	**
William Hahne(9)	35,133	**
Directors and Executive Officers as a group (8 persons)(10)	660,812	6.51%

*
The address of each of the persons named is c/o Celsion Corporation, 10220-L Old Columbia Road, Columbia, MD 21046-2391.

**
Less than 1%.

(1)
Based on 10,145,850 shares of Common Stock outstanding as of March 31, 2008.

(2)
Includes 62,052 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of March 31, 2008.

(3)
Includes 33,225 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of March 31, 2008.

(4)
Includes 29,559 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of March 31, 2008.

(5)
Includes 30,000 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of March 31, 2008.

(6)
Includes 107,500 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of March 31, 2008.

(7)
Includes 174,333 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of March 31, 2008. Mr. Deasey resigned his position as Executive Vice President and Chief Financial Officer effective October 1, 2007.

(8)
Includes 3,333 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of March 31, 2008.

(9)
Includes 33,433 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of March 31, 2008. Dr. Hahne resigned from his position as Vice President—Clinical and Medical Affairs effective December 31, 2007.

(10)
Includes 955,533 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of March 31, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports regarding ownership and changes in ownership of such equity securities with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish to us copies of all reports that they file pursuant to Section 16(a). Based solely on our review of the copies of such forms furnished between January 1, 2007 and December 31, 2007, or with respect to our fiscal year ended December 31, 2007, and on our discussions with directors and executive officers, we believe that, during the fiscal year ended December 31, 2007, all applicable Section 16(a) filing requirements were met except as follows: (1) the Form 3 on behalf of Paul Susie was untimely filed; (2) one Form 4 representing one transaction on behalf of Paul Susie was untimely filed; and (3) one Form 4 representing one transaction on behalf of Augustine Chow was untimely filed.

CODE OF ETHICS

        The Company has adopted a Code of Ethics and Business Conduct applicable to its directors, officers (including its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other officers performing similar functions) and employees. This Code of Ethics constitutes a code of ethics applicable to senior financial officers within the meaning of the Sarbanes-Oxley Act of 2002 and SEC rules. A copy of the Code of Ethics and Business Conduct was filed as Exhibit 14.1 to the Company's Annual Report on Form 10-K for the year ended September 30, 2003. It is available on the Company's website at http://www.celsion.com and any stockholder may obtain a copy by making a written request to the Company's Corporate Secretary, 10220-L Old Columbia Road, Columbia, MD 21046-2391. In the event of any amendments to or waivers of the terms of the Code of Ethics, such matters will be posted promptly on the Company's website.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

GENERAL

        The Company's Certificate of Incorporation, as amended (the "Certificate"), provides that the number of directors that constitutes the whole Board of Directors is to be fixed by, or in the manner provided in, our Bylaws, as amended (the "Bylaws"). The Certificate of Incorporation also provides that the Board of Directors is to be divided into three classes, designated as Class I, Class II and Class III, and it is the Company's practice to have such classes as even in size as possible. The Company's Bylaws provide that the Board of Directors is to consist of between three and nine directors, with the exact number to be fixed by action of the Board of Directors. The current number of directors has been fixed by the Board of Directors at seven, although currently, there are only five directors serving.

        In March 2007, the Board of Directors appointed Dr. Augustine Chow as a Class I Director, and in June 2007, Dr. Lawrence Olanoff resigned from the Board of Directors.

        Regrettably, Dr. Kris Venkat passed away suddenly on March 2, 2008. The vacancy left by his passing has yet to be filled.

        The Board of Directors has nominated Dr. Augustine Chow and Mr. Gregory Weaver to stand for re-election to the Board of Directors as Class I Directors, with a term expiring at the 2011 annual meeting of stockholders and with the election and qualification of their successor. The proxies named in the Proxy Card provided with this Proxy Statement intend to vote "FOR" the election of Dr. Chow and Mr. Weaver unless otherwise instructed. If you do not wish your shares to be voted for Dr. Chow and Mr. Weaver, you must so indicate by marking the "Withhold Authority" box on the Proxy Card against the appropriate name or names in which event your shares will not be voted for name or names so marked. In the event that Dr. Chow or Mr. Weaver become unavailable, which is not expected, the designated proxies will vote in their discretion for a substitute nominee, or the Board may reduce the number of directors.

VOTE REQUIRED AND RECOMMENDATION

        The directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, so long as a quorum is present. As a result, assuming the presence of a quorum, broker non-votes and abstentions will not affect the election of directors.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE NOMINEES FOR DIRECTORS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS

        Set forth below is certain information regarding the Company's current directors and the nominees (who are also currently serving as directors), as well as the Company's non-director executive officers.

NAME	AGE	POSITION(S)	CLASS
Max E. Link	67	Chairman, Director	III
Michael H. Tardugno	57	President, Chief Executive Officer, and Director	III
Gary W. Pace	60	Director	II
Gregory Weaver	51	Director	I
Augustine Chow	55	Director	I
Paul B. Susie	41	Interim Chief Accounting Officer, Secretary

        Following are the biographical summaries for each of the nominees proposed for election as Class I Directors at the annual meeting and for the Class II and Class III Directors of the Company.

Class I Director Nominees (If elected, term would expire in 2011)

        Mr. Gregory Weaver.    Mr. Weaver has been a director of the Company since 2005. Since April 2007, Mr. Weaver has served as Chief Financial Officer of Talyst, Inc., a healthcare IT company in Bellevue, Washington. Prior to that he served as Senior Vice President and Chief Financial Officer of Sirna Therapeutics (NASDAQ:RNAI), an RNAI therapeutics company from February 2006 until the sale of the firm to Merck, Inc. in December 2006. From April 2002 through September 2005, Mr. Weaver was Chief Financial Officer and Corporate Secretary of Nastech Pharmaceutical Company (NASDAQ: NSTK), a drug delivery company. From April 1999 to April 2002, Mr. Weaver was Chief Financial Officer of Ilex Oncology Inc. (NASDAQ: ILXO), a cancer drug development company, and from 1996 to 1998, he was the Chief Financial Officer of medical device manufacturer, Prism Technologies. Previously, Mr. Weaver, a certified public accountant, held increasingly senior positions with Fidelity Capital and Harte-Hanks (NYSE: HHS) in the publishing industry. He began his career with Andersen LLP. Mr. Weaver earned his MBA from Boston College and B.S. in accounting from Trinity University. Mr. Weaver has also served as a director of SCOLR Pharmaceuticals (Amex: DDD) since 2007.

        Dr. Augustine Chow.    Dr. Augustine Chow was appointed to the Board of Directors in March 2007. Dr. Chow has served as the Chief Executive Officer of Harmony Asset Limited since 1996, a publicly listed investment company specializing in China and Hong Kong. He also serves as the Chief Executive Officer of Pacific Life Science Holdings Limited. From 1990-1998, Dr. Chow was the Chief Executive Officer of Allied Group of Companies based in Hong Kong. Prior to this, Dr. Chow held increasingly senior positions with Brunswick Corporation and Outboard Marine Corporation. Dr. Chow has held numerous directorships of listed and non-listed companies, principally in Hong Kong, China and the UK. He has also participated and managed over fifty direct investments in China. Dr. Chow holds a M.Sc. from London Business School, a Ph.D. in Transfer of Technology from the University of South Australia, a DBA in Internet Research from Southern Cross University, and an Engineering Doctorate in Commercialization of Radical Innovation from the City University of Hong Kong.

Continuing Class II Directors (Term Expires in 2009)

        Dr. Gary W. Pace.    Dr. Pace has served as a director of the Company since 2002. He is currently Vice Chairman of Hunter Immunology Ltd., a development stage biopharmaceutical company and a Visiting Scientist at the Massachusetts Institute of Technology (MIT). He also serves as a director of ResMed (NYSE:RMD), Transition Therapeutics Inc. (CDNX:TTH), Peplin Ltd (ASX:PEP), and QRxPharma (ASX:QRX). From 2002 to 2007, Dr. Pace was Chairman and Chief Executive Officer of QRxPharma Pty Ltd and from 1995 to 2001, he was President and Chief Executive Officer of RTP Pharma and from 2000 tp 2002, Dr. Pace was Chairman and Chief Executive Officer of Waratah Pharmaceuticals Inc., a spin-off company from RTP Pharma. From 1993 to 1994, he was the founding President and Chief Executive Officer of Transcend Therapeutics Inc. (formerly Free Radical Sciences Inc.), a biopharmaceutical company. From 1989 to 1993, he was Senior Vice president of Clintec International, Inc., a Baxter/Nestle joint venture and manufacturer of clinical nutritional products. Dr. Pace holds a B.S. with honors from the University of New South Wales and a Ph.D. from MIT.

Continuing Class III Directors (Term Expires in 2010)

        Dr. Max E. Link.    Dr. Link has served as a director of the Company since 1997 and has been the Chairman of the Board of Directors since October 2001. Since 2003, Dr. Link has been providing consulting and advisory services to a number of pharmaceutical and biotechnology companies. From March 2001 to September 2003, Dr. Link was chairman of the Board and CEO of CenterPulse AG, a medical implant company. From 1993 to 1994, Dr. Link served as Chief Executive Officer of Corange, Ltd., a life science company that was subsequently acquired by Hoffman-LaRoche. From 1971 to 1993, Dr. Link served in numerous positions with Sandoz Pharma AG, culminating in his appointment as Chairman of their Board of Directors in 1992. From 2001 to 2003, Dr. Link served as Chairman and Chief Executive Officer of Centerpulse Ltd. Dr. Link currently serves on the Boards of Directors of Alexion Pharmaceuticals, Inc. (Nasdaq:ALXN) and Discovery Laboratories, Inc. (Nasdaq:DSCO). Dr. Link holds a Ph.D. in Economics from the University of St. Gallen (Switzerland).

        Mr. Michael H. Tardugno.    Mr. Tardugno was appointed President and Chief Executive Officer of the Company on January 3, 2007 and was elected to the Board of Directors on January 22, 2007. Prior to joining the Company and for the period from February 2005 to December 2006, Mr. Tardugno served as Senior Vice President and General Manager of Mylan Technologies Inc, a subsidiary of Mylan Laboratories. Before Mylan, from 1998 to 2005, Mr. Tardugno was Executive Vice President of Songbird Hearing, Inc. From 1996 to 1998 he was Senior Vice President of Technical Operations for the ConvaTec division of Bristol-Myers Squibb, and from 1977 to 1995 he held increasingly senior positions with Bausch & Lomb and Abbott Laboratories. Mr. Tardugno holds a B.S. degree, Biology major, from St. Bonaventure University and completed the Harvard Business School, Program for Management Development.

Executive Officers

        Following are the biographical summaries for each of the Company's executive officers. Each executive officer is elected by, and serves at the pleasure of, the Board of Directors.

        Mr. Michael H. Tardugno.    Mr. Tardugno's biographical information appears above under the heading "Continuing Class III Directors (Term Expires in 2010)."

        Mr. Paul B. Susie.    Mr. Susie joined Celsion in February 2007 as its Corporate Controller and was subsequently appointed interim Chief Accounting Officer on September 24, 2007. Prior to joining Celsion, Mr. Susie, from October 2005 to February 2007, served as Vice President of Administration and Controller for Earthshell Corporation. He also served as Corporate Controller of American Pool Enterprises, Inc. (a division of FirstService Corporation), from March 2004 through October 2005 and previously, from 1998 to 2004, held the position of Controller for Baltimore Marine Industries Inc. He began his career with Coopers & Lybrand (now PriceWaterhouseCoopers). Mr. Susie has over 17 years of experience in both public and corporate accounting and finance. He holds a B.S. in accounting from the University of Baltimore and is a Certified Public Accountant.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors presently maintains separately designated Audit, Compensation, and Nominating and Governance Committees. The Audit Committee's principal responsibilities are to review financial statements and reports filed by the Company with the SEC, select annually a firm of independent accountants to conduct the annual audit of the Company's financial statements, assess the independence of the Company's independent auditors and meet with the independent auditors from time to time in order to review the Company's general policies and procedures with respect to audits, accounting and financial controls. Mr. Weaver (Chairman) and Drs. Link and Chow, each of whom is independent under the applicable rules of The NASDAQ Stock Market ("NASDAQ") and Rule 10A-3 under the Exchange Act currently serve on the Audit Committee.

        The Compensation Committee is responsible for establishing and administering the compensation policies applicable to the Company's directors, officers and key personnel, for recommending compensation arrangements to the Board of Directors and for evaluating the performance of senior management. The Compensation Committee does not delegate the authority to approve compensation policies and actions affecting the Company's Named Executive Officers or directors. The Compensation Committee applies discretion in determining compensation for the Company's executives. The Compensation Committee has not established any equity or other security ownership requirements or guidelines in respect of its executive officers. The President and Chief Executive Officer assists the Compensation Committee in evaluating the performance of other executive officers and by providing information to directors as and when requested, such as salary surveys and compensation paid by the Company's competitors, to the extent such information is publicly available. Members of the Compensation Committee undertake to verify such information prior to referring to it in determining executive compensation. The compensation of the President and Chief Executive is determined by the Compensation Committee based on the Compensation Committee's evaluation of his performance and with reference to such external or competitive data as they consider necessary. Additional discussion of the Compensation Committee's role in setting executive officer compensation may be found under "Compensation Discussion and Analysis."

        Dr. Pace (Chairman), Dr. Link and Mr. Weaver currently comprise the Compensation Committee. Dr. Pace, Dr. Link, and Mr. Weaver are independent under the applicable NASDAQ rules and Rule 10A-3 under the Exchange Act.

        The Nominating and Governance Committee is responsible for identifying and recruiting new members of the Board of Directors when vacancies arise, identifying and recruiting nominees for election as directors, reconsideration of incumbent directors in connection with nominations for elections of directors and ensuring that the Board of Directors is properly constituted to meet its corporate governance obligations. The current members of the Nominating and Governance Committee are Drs. Pace and Link, each of whom is deemed to be independent under applicable NASDAQ rules. Dr. Venkat served on the committee until his passing in March, 2008.

        Each of the Audit, Compensation and Nominating and Governance Committees operates under a separate written charter. Current copies of the charters for each of these committees of the Board of Directors can be found on our website located at http://www.celsion.com.

MEETINGS OF THE BOARD AND ITS COMMITTEES

        During the fiscal year ended December 31, 2007, there were a total of 12 meetings of the Board of Directors. Each director attended all of the meetings of the Board of Directors and the committees on which he served that were held during the period for which he was a director or committee member, respectively. During the fiscal year ended December 31, 2007, the Audit Committee met four times, the Compensation Committee met two times, and the Nominating and Governance Committee met once.

DIRECTOR NOMINATIONS

The Nominating and Governance Committee

        The Nominating and Governance Committee of the Board of Directors operates under a Charter adopted by the full Board of Directors on December 24, 2003 and amended on February 27, 2006, a current copy of which can be found on our website, located at http://www.celsion.com. The role of the Nominating and Governance Committee is to act on behalf of the Board of Directors to ensure that the Board of Directors and its standing committees are appropriately constituted to meet their fiduciary and corporate governance obligations. In this role, the Nominating and Governance Committee is responsible for identifying and recruiting new members of the Board of Directors when vacancies arise, identifying and recruiting nominees for election as directors and reconsidering incumbent directors in connection with nominations for elections of directors. The Nominating and Governance Committee is also charged with: (i) reviewing and recommending changes in the size and composition of the Board of Directors and its committees; (ii) developing and maintaining criteria and processes for selecting candidates for election as directors; (iii) identifying and recruiting candidates to stand for election as directors and determining whether incumbent directors should stand for reelection; (iv) ensuring that the Company and the Board of Directors operates in accordance with current best practices; (v) providing for ongoing director training and education; (vi) reporting to the Board of Directors on Nominating and Governance Committee activities; (vii) annually reviewing the Nominating and Governance Committee's performance of its responsibilities and duties; and (viii) annually reviewing the Nominating and Governance Committee Charter, the structure and the processes and membership requirements of the Nominating and Governance Committee and recommending to the Board any improvements or amendments that the Nominating and Governance Committee considers appropriate or necessary.

Director Qualifications

        It is a policy of the Nominating and Governance Committee that candidates for director be determined to have unquestionable integrity and the highest ethical character. Candidates must demonstrate the ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole and may not have any interests that would, in the view of the Nominating and Governance Committee, impair their ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a director. Candidates must have experience and demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavors which will complement the talents of the other members of the Board of Directors and further the interests of the Company, bearing in mind the composition of the Board of Directors and the current state of the Company and the biotechnical/biopharmaceutical industry generally. In particular, the Nominating and Governance Committee believes it is important for one or more members of the Board of Directors to have in-depth experience in the biotechnical/biopharmaceutical industry. The Nominating and Governance Committee has determined that one or more of its members, including the incumbents nominated to stand for reelection at the Annual Meeting, has such biotechnical/biopharmaceutical experience.

        Candidates are expected to have an appreciation of the major issues facing public companies of a size and operational scope similar to the Company, including contemporary governance concerns, regulatory obligations of a public issuer, strategic business planning, competition in a global economy, and basic concepts of corporate finance. Candidates must also have the willingness and capability to devote the time necessary to participate actively in meetings of the Board of Directors and committee meetings and related activities, the ability to work professionally and effectively with other members of the Board of Directors and Company management, and the ability and intention to remain on the Board of Directors long enough to make an effective contribution.

        In addition, in accordance with the rules of the SEC and NASDAQ, the Company requires that at least a majority of the directors serving at any time on the Board of Directors be independent, that at least three directors satisfy the financial literacy requirements for service on the Audit Committee and that at least one qualify as an "audit committee financial expert" under those rules.

        The Board of Directors has determined that Mr. Gregory Weaver is qualified to serve as the "audit committee financial expert" as defined by Item 407(d)(5) of Regulation S-K. The Board of Directors has also determined that of the five currently serving directors, Drs. Max E. Link, Gary W. Pace, Augustine Chow and Mr. Gregory Weaver, are independent. Mr. Gregory Weaver acts as the chairman of our Audit Committee. Mr. Weaver is deemed to be "independent" under applicable rules of the SEC and NASDAQ. Finally, among candidates who meet the foregoing criteria, the Nominating and Governance Committee also considers the Company's current and anticipated needs, including expertise, diversity and balance of inside, outside and independent directors. In considering the independence of the Directors nominated for election, Dr. Chow and Mr. Weaver have no relationship with the Company other than as Directors.

Nominating and Governance Committee Process

        In selecting candidates for the Board of Directors, the Nominating and Governance Committee begins by determining whether the incumbent directors whose terms expire at the annual meeting of stockholders desire and are qualified to continue their service on the Board of Directors. Under its charter, the Nominating and Governance Committee is charged with considering incumbent directors as if they were new candidates. However, the Nominating and Governance Committee recognizes the significant value of the continuing service of qualified incumbents in promoting stability and continuity, providing the benefit of the familiarity and insight into the Company's affairs and enhancing the Board of Directors' ability to work as a collective body. Therefore, it is the policy of the Nominating and Governance Committee, absent special circumstances, to nominate qualified incumbent directors whom the Nominating and Governance Committee believes will continue to make important contributions to the Board of Directors and who consent to stand for re-election. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Governance Committee or the Board of Directors decides not to re-nominate a member, there is an existing vacancy on the Board of Directors, or the Board of Directors, upon the recommendation of the Nominating and Governance Committee, elects to expand the size of the Board of Directors, the following process would be followed:

  •
  The Nominating and Governance Committee develops a profile for candidates' skills and experience, based on the criteria described above.

  •
  The Nominating and Governance Committee initiates a search, polling members of the Board of Directors and management, and retaining a search firm if the Nominating and Governance Committee deems this appropriate.

  •
  The Nominating and Governance Committee has a policy with respect to stockholders' suggestions for nominees for directorships. Under this policy, stockholder nominees are given identical consideration as nominees identified by the Nominating and Governance Committee. The process by which stockholders may submit potential nominees is described below under "Stockholder Recommendation Process."

  •
  The Nominating and Governance Committee then determines the eligibility and suitability of any candidate based on the criteria described above and the Nominating and Governance Committee's search profile.

  •
  The Chairman of the Board of Directors and at least one member of the Nominating and Governance Committee interview prospective candidate(s) who satisfy the qualifications described above.

  •
  The Nominating and Governance Committee offers other members of the Board of Directors the opportunity to interview the candidate(s) and then meets to consider and approve the final candidate(s).

  •
  The Nominating and Governance Committee seeks full Board endorsement of the final candidate(s).

  •
  The final candidate(s) are nominated by the Board of Directors for submission to a stockholder vote or elected to fill a vacancy.

        To date, the Nominating and Governance Committee has not received any recommendations from stockholders and has not retained a search firm to aid in the identification or evaluation of potential nominees.

Stockholder Recommendation Process

        The Nominating and Governance Committee will consider director candidates recommended by stockholders, provided that the stockholder making the recommendation follows the procedure set forth below. Stockholder recommendations should be submitted to the Company in writing, as follows:

  Corporate Secretary
  Celsion Corporation
  10220-L Old Columbia Road
  Columbia, Maryland 21046-2391

Suggestions received by the Secretary before January 9, 2009 will be considered by the Nominating and Governance Committee for nomination and election at the 2009 annual meeting of stockholders.

        A stockholder's notice to the Secretary must set forth:

  (a)
  as to each stockholder-proposed nominee:

  (i)
  the name, age, business address and residence address of the nominee;

  (ii)
  the principal occupation or employment of the nominee;

  (iii)
  an undertaking to provide a completed director's and officer's questionnaire in the form required by the Company within two weeks of the submission;

  (iv)
  a statement as to the nominee's citizenship; and

  (v)
  any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

  (b)
  as to the stockholder giving the notice:

  (i)
  the name and record address of the stockholder; and

  (ii)
  the number of shares of Common Stock that the stockholder beneficially owns.

        The Company or the Nominating and Governance Committee may require a stockholder who proposes a nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility or suitability of the proposed nominee to serve as director of the Company.

Revisions to Process

        The Nominating and Governance Committee and stockholder recommendation processes have been developed to provide a flexible framework to permit the director nomination process to move forward effectively. The Nominating and Governance Committee intends to review these processes from time to time in light of the Company's evolving needs and changing circumstances, as well as changes in legal requirements and stock exchange listing standards. The Nominating and Governance Committee may revise these processes or adopt new ones based on such periodic reviews.

STOCKHOLDER COMMUNICATIONS

        The Board of Directors has adopted a process through which interested stockholders may communicate with the Board of Directors. Stockholders who wish to send communications to the Board of Directors, or any particular director, should address such communications to Paul B. Susie, Corporate Secretary, at the Company's headquarters in Columbia, Maryland. The envelope containing any such communication should be prominently marked "To the Attention of the Board of Directors" or to a particular committee or director, and the communication should include a representation from the stockholder indicating the stockholder's address and the number of shares of the Company's Common Stock beneficially owned by the stockholder. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders. Depending upon the content of a particular communication, as he deems appropriate, our Corporate Secretary will: (i) forward the communication to the director, directors or committee to whom it is addressed; (ii) attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or (iii) not forward communications such as solicitations, junk mail and obviously frivolous or inappropriate communications. At each meeting of the Board of Directors, the Corporate Secretary will present a summary of all communications, whether or not forwarded, received since the last meeting and will make those communications available to the directors on request.

BOARD ATTENDANCE

        The Board of Directors strongly encourages all directors, to the extent reasonable and practicable, to attend the Company's annual meetings of stockholders in person. All of the current Board members were present at last year's annual meeting.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee operates under a written charter as amended and restated effective May 4, 2007. A copy of the charter is available on our web site, located at http://www.celsion.com. Additional copies of the charter are available upon written request to the Company. All members of the Audit Committee meet the independence standards established by the SEC and NASDAQ. In addition, the Board of Directors has made the affirmative determination that none of the independent directors has a material relationship with the Company and that the Audit Committee members meet the additional independence requirements set forth in Rule 10A-3 under the Exchange Act.

        The Audit Committee assists the Board in fulfilling its responsibility to oversee management's implementation of the Company's financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the Company's 2007 Annual Report on Form 10-K with the Company's management and the Company's independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

        The Audit Committee met privately with the Company's independent registered public accounting firm and discussed issues deemed significant by the independent registered public accounting firm, including those required by Statements on Auditing Standards No. 114 (The Auditor's Communication with those Charged with Governance), as amended. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company and its management, including the matters in the written disclosures received from the independent registered public accounting firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered whether the provision of non-audit services by the independent registered public accounting firm was compatible with maintaining the independent registered public accounting firm's independence. The Audit Committee also met with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm's examination evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's 2007 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Members of the Audit Committee
Gregory Weaver Max E. Link Augustine Chow
April 14, 2008

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        The Company is an early stage drug development company and as such is unlikely, in the short to medium term, to generate revenues and income sufficient to cover product development costs. As a result, the Company's executive compensation philosophy is geared to ensuring that executive compensation aligns management and stockholders' interests by emphasizing rewards for Company performance, while remaining competitive with compensation paid by other early stage biotechnology companies.

        The Compensation Committee and the Board of Directors have adopted the following executive compensation approaches:

Executive Compensation Philosophy

        The Compensation Committee attempts to design executive compensation programs to achieve three principal objectives. First, the program is intended to attract, motivate and retain talented executives with total compensation that is competitive within the drug development and broader pharmaceutical and biotechnology industry. Second, the program is intended to create an alignment of interests between the Company's executives and stockholders such that a significant portion of each executive's compensation varies with business performance and is dependent on a rising stock price performance. Third the program is designed to award behavior which results in optimizing the commercial potential of the Company's development program.

        The Compensation Committee's philosophy is to pay competitive total compensation, comprised of annual salaries, a non-equity incentive compensation plan, cash bonuses and stock option awards, which is geared to provide above average total compensation for superior performance reflected in increases in the Company's stock price. The Compensation Committee considers the elements of the compensation package (consisting of base salary, incentive compensation and stock based compensation) to be reflective of compensation packages given to executives in the industry. Compensation packages are designed to pay competitive salaries at the 50th percentile level of the industry study described below under "Annual Salaries", reward superior annual performance through incentive compensation awards and to allow executives to participate in increases in stockholder value though stock option and other stock based grants. The Company considers the income tax affects to both the Company and the employee in structuring its compensation arrangements.

        The Compensation Committee reviews the performance of the Chief Executive and other executives at least annually. Management provides the Compensation Committee material and data requested by the Compensation Committee. The Chief Executive provides input relative to the performance of executives but is not involved in determining the amounts or composition of individual executive compensation packages.

        A discussion of each individual element of compensation follows.

Annual Salaries

        The Company participates in an ongoing industry survey which covers a broad cross-section of the biotechnology, pharmaceuticals and life science industries including all the key positions with the Company. The Compensation Committee compares base salary for Company executives with these benchmarks and targets to pay base salaries that are equivalent to the 50th percentile of the survey.

Incentive Compensation

        The Company has an incentive compensation plan in which all members of our senior management participate. The plan is performance driven based on Company and personal operational objectives generally established annually by mutual agreement of management and the Compensation Committee. These operational objectives include, but are not limited to, the completion of certain development projects, fund raising, cost controls, business development and profit and loss goals. They do not, however, include share price objectives as all of the operating objectives are ultimately directed at creating shareholder value. These objectives are designed to achieve timely and efficient product development including, but not limited to, completion of clinical studies and regulatory approvals. Each member of senior management is individually evaluated based on the achievement of the Company's overall operational objectives and his or her personal objectives. This component of compensation is provided, among other reasons, to create incentives for members of senior management to meet short and medium term performance goals of the Company, without regard to stock price. Objectives are weighted in terms of overall importance to meeting the Company's operating plan.

        The total incentive compensation a member of senior management can earn as part of his or her compensation package is based on his or her level within management, with more senior members of management eligible to earn a higher percentage of their base salary as incentive compensation than less senior members. While the percentages of base salary that can be earned as incentive compensation by members of management other than the Chief Executive Officer generally vary from year to year as determined annually by our Compensation Committee, they are generally between 15% and 35%. Our Chief Executive Officer's annual incentive compensation is targeted at 70% (for 2008, 60% in 2007) of his base salary under the terms of his employment agreement. The actual amount of incentive compensation paid to any member of senior management is determined on a sliding scale dependent on how successful such member of senior management was in achieving the objectives upon which his or her incentive compensation was targeted and the relative importance to the Company of the objectives achieved. The Compensation Committee retains complete discretion to adjust any incentive compensation up or down and, except for our Chief Executive Officer's incentive compensation, which is governed by an employment agreement, retains discretion as to whether to grant any incentive compensation to any individual member of senior management at all.

        For 2007, Mr. Tardugno's incentive compensation was based upon four major company objectives that were weighted as follows: The successful management of the Prolieve Business (25%) including its profitability and sale to Boston Scientific; acceleration of the Company's Liver Cancer Study program (20%), including FDA Special Protocol Assessment filing; acceleration of the company's Recurrent Chest Wall Cancer (RCW) program (20%), including Phase I Dose Escalation Study completion and Phase II trial design and endpoint discussion with the Federal Food and Drug Administration; and various financial management initiatives (35%). Mr. Tardugno received $155,000 as incentive compensation in February 2008 in respect of his 2007 performance. This represents 83% of his target incentive compensation of 60% of base salary. Mr. Tardugno achieved substantially all of his objectives with the exception of two; the first patient to be treated in the Phase III Liver Cancer Study was delayed past the target date of December 31, 2007 and the Phase I RCW Dose Escalation Study was not completed by the target date of July 30, 2007.

        Because Mr. Susie was appointed an executive officer on September 24, 2007, no formal objectives for 2007 had been established by the Compensation Committee. Rather, Mr. Susie's incentive compensation was based upon similar objectives as described above for Mr. Tardugno with an emphasis on financial objectives and those applicable to members of senior management in general. His 2007 incentive compensation was discretionary and, based on his level within senior management, he was eligible to receive incentive compensation representing between 15% and 18.5% of his salary. Mr. Susie received $20,250 as incentive compensation in February 2008 in respect of his 2007 performance, representing 12.5% of his 2007 salary (prorated for length of service during the year).

Bonuses

        Bonuses are awards paid outside the incentive compensation plan. The Compensation Committee has the latitude to reward exceptional performance in circumstances when an individual does not qualify for an incentive compensation award through achievement of pre-determined objectives but has delivered significant contributions not covered by the annual objectives agreed upon between management and the Compensation Committee.

Stock Based Compensation

        The 2007 Employee Stock Incentive Plan is designed to align the interest of Company employees and its stockholders, encouraging participants to maintain and increase their ownership of Company Common Stock with the opportunity to benefit from the Company's long-term performance. The plan authorizes the issuance of shares of Common Stock in the form of stock options, stock appreciation rights (SARs) or restricted stock. The plan also authorizes the issuance of phantom stock units (PSUs). The plan is administered by the Compensation Committee, which has the authority to grant options, SARs, restricted stock and PSUs. There are 1,000,000 shares authorized under the 2007 Plan. Additionally, all canceled and expired options under the 2001 Employee Stock Incentive Plan and the 2004 Employee Stock Incentive Plan become available for issue under the 2007 Plan. As of December 31, 2007, there were 283,422 shares from the 2001 and 2004 plans that became available under the 2007 Plan.

        During the year ended December 31, 2007, a total of 387,500 options were issued under the 2007 and 2004 Plans, including 50,000 options granted to the Company's Named Executive Officers and 140,000 options granted to directors. No options were canceled or expired under the 2007 Plan and 176,520 options were cancelled or expired under the 2001 and 2004 Plans. On December 31, 2007, there were 1,179,922 shares available under the Plans. Options granted in 2007 become exercisable in equal installments over three to four years. Options are granted to employees based on their position and responsibilities in the Company. The level of award is determined by the Compensation Committee after considering relevant competitive data.

        On January 3, 2007 an option to purchase 430,000 shares of the Company's Common Stock was issued to Michael H. Tardugno, the Company's Chief Executive Officer. This option vests in equal installments over four years. This option was separately registered with the Securities and Exchange Commission (the "SEC") and was not issued under any of the Employee Stock Incentive Plans.

Executive Officer Compensation

        The Compensation Committee, in determining the 2007 compensation of executive officers of the Company, reviewed the total compensation for the Company's CEO, Principal Financial Officer and two other key management employees, and compared them to the industry survey referenced above. Additionally, the Compensation Committee members drew on additional experience gleaned from their service as members of Boards of Directors at other biotechnology companies at development stages comparable to the Company. The Compensation Committee concluded that the Company is compensating its executives in accordance with the Compensation Committee's compensation philosophy.

        Compensation paid to the Company's Named Executive Officers during the year ended December 31, 2007 consisted of a base salary and non equity incentive compensation accrued at year end and paid in the first quarter of fiscal 2008 (based on individual and company goals achieved during 2007), Stock Awards (i.e. grants of restricted stock) and Option Awards. The Compensation Committee from time to time may elect to pay all or part of an employee's incentive compensation or bonus in restricted stock as a retentive measure or in order to conserve cash.

        Base salaries were determined in accordance with the principles and compensation philosophy described above. The non-equity incentive compensation plan awards payable to each of the Company's Named Executive's Officers were determined based on their achievement of objectives set during 2007 and their relative importance to the long-term development of the Company. The Stock Awards were based on the Named Executive Officer's contribution to the development of the Company's business, and vest over a period of one year. All Option Awards to Named Executive Officers, directors, and employees vest over a three to four year period from the date of grant.

Chief Executive Compensation

        Effective January 3, 2007, the Company hired Mr. Michael Tardugno as the Company's President and Chief Executive Officer. The Compensation Committee negotiated the terms of Mr. Tardugno's employment contract after considering relevant data from the industry survey referenced above, board experience from similar companies, Mr. Tardugno's personal requirements, and an objective of aligning his interests with those of shareholders. For 2007, Mr. Tardugno's compensation package included a base salary of $310,000 and annual non-equity incentive compensation targeted at 60% of his base salary. Mr. Tardugno received in 2008 for services rendered in 2007 non-equity compensation of $155,000 (representing 83% of the 60% target). Mr. Tardugno also received in January 2007 a discretionary grant of 50,000 shares of restricted stock which vest over three years. As an inducement to take up employment with the Company, in January 2007 Mr. Tardugno was granted the option to purchase 430,000 shares of the Company's Common Stock which vest in equal installments over four years and received a relocation allowance of $140,000 which is subject to federal and state taxes. Mr. Tardugno is also eligible to receive an annual option grant. With respect to his 2007 performance, Mr. Tardugno was awarded an option to purchase 75,000 shares of the Company's Common Stock on February 19, 2008. The option vests in equal installments over four years.

Principal Financial Officer Compensation

        On February 19, 2007, the Company hired Paul Susie as Corporate Controller. Upon his hiring, his base salary was $145,000 and he was granted an option to purchase 10,000 shares of the Company's Common Stock. On September 24, 2007 he was appointed to Interim Chief Accounting Officer. With the promotion to his current position, Mr. Susie's salary was increased to $162,000 per year and he was granted options to purchase 5,000 shares of the Company's common stock. Mr. Susie is eligible to receive annual incentive compensation of 15% to 18.5% of his annual salary. He is also eligible to receive an annual option grant.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee reviewed and discussed the "Compensation Discussion and Analysis" included in this Proxy Statement with the Company's management. Management is responsible for the disclosure in this Proxy Statement.

        Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement for the 2008 Annual Meeting.

Members of the Compensation Committee
Gary W. Pace Max E. Link Gregory Weaver
April 14, 2008

2007 SUMMARY COMPENSATION TABLE

        The following table sets forth the aggregate cash and other compensation paid, for the year ended December 31, 2007, to the Company's Chief Executive Officer, Principal Financial Officer and each of its other executive officers whose annual salary and non equity incentive compensation for the fiscal year ended December 31, 2007 exceeded $100,000 (the "Named Executive Officers").

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (note 1)	Option Awards ($) (note 1)	Non-Equity Incentive Plan Compensation ($) (note 6)	All Other Compensation	Total ($)
Michael H. Tardugno(2) President and Chief Executive Officer	2007 2006	307,615 —	40,333 —	186,742 —	155,000 —	140,000 —	829,690 —
Anthony P. Deasey(3) Former Executive Vice President, Chief Operating Officer and Chief Financial Officer	2007 2006	224,438 299,250	8,906 34,082	166,179 62,592	— 75,000	579,209 5,400	978,732 476,324
Paul B. Susie(4) Interim Chief Accounting Officer	2007 2006	129,731 —	— —	8,007 —	20,250 —	— —	157,988 —
William Hahne(5) Former Vice President—Clinical & Medical Affairs	2007 2006	234,271 250,000	3,111 9,921	80,704 15,825	— 62,500	23,560 18,035	341,646 356,281

(1)
Amounts reported in the above table for Stock Awards and Option Awards represent the compensation cost recorded in the Company's financial statements for the year ended December 31, 2007, as determined in accordance with FASB Statement No. 123(R), Share-Based Payment. The Company uses the Black-Scholes method of estimating the fair value of stock options granted to employees and directors. See Note 12 to the Company's financial statements included in its 2007 Annual Report on Form 10-K for assumptions used in determining the fair values of stock option awards using the Black-Scholes method.

(2)
Mr. Tardugno's other compensation for 2007 consists of a relocation allowance in the amount of $140,000.

(3)
Mr. Deasey resigned from his position of Executive Vice President, Chief Operating Officer, and Chief Financial Officer effective September 30, 2007. Mr. Deasey's other compensation for 2007 consists of severance and vacation payments of $92,088, a car allowance in the amount of $4,050, and accrued severance $483,071 that will be paid in 2008.

(4)
Mr. Susie joined the Company on February 19, 2007. He was appointed to his current position of Interim Chief Accounting Officer on September 24, 2007. Accordingly, the salary information above represents a partial year.

(5)
Dr. Hahne resigned from his position of Vice President—Clinical and Medical Affairs effective December 31, 2007. Dr. Hahne's other compensation for 2007 consists of a Company provided housing allowance in the amount of $23,560.

(6)
Non-equity incentive compensation plan awards were paid during the first quarter of 2008, in respect of 2007 performance.

2007 GRANTS OF PLAN-BASED AWARDS TABLE

        The following table sets forth the plan-based awards granted to each Named Executive Officer of the Company during the year ended December 31, 2007. All grants were made under the 2004 and

2007 Stock Incentive Plans except for the grant to Mr. Tardugno of the option to purchase 430,000 shares of common stock which was separately registered with the SEC.

							All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Board Approval Date	Threshold ($)	Target ($)	Maximum ($)
Michael H. Tardugno(1)	January 3, 2007 January 3, 2007 January 3, 2007	December 6, 2006 December 6, 2006 December 6, 2006	— — —	155,000 — —	— — —	— 50,000 —	— — 430,000	— 2.42 2.42	— 121,000 752,111
Anthony P. Deasey(2)	March 15, 2007	February 9, 2007	—	—	—	—	20,000	4.24	55,537
Paul B. Susie	February 19, 2007 February 19, 2007 September 24, 2007	February 9, 2007 February 9, 2007 October 29, 2007	— — —	24,300 — —	29,970 — —	— — —	— 10,000 5,000	— 3.02 6.10	— 21,841 17,152
William Hahne(3)	March 15, 2007	February 9, 2007	—	—	—	—	15,000	4.24	41,653

Notes to 2007 Grants of Plan-Based Awards Table

(1)
Mr. Tardugno was granted a discretionary stock award on January 3, 2007, consisting of 50,000 shares of restricted Common Stock. Such shares vest over a three year period from the date of grant.

(2)
Mr. Deasey resigned from his position of Executive Vice President, Chief Operating Officer, and Chief Financial Officer effective September 30, 2007.

(3)
Dr. Hahne resigned from his position of Vice President—Clinical and Medical Affairs effective December 31, 2007.

EXECUTIVE EMPLOYMENT AGREEMENTS

        We have entered into an employment agreement with Mr. Michael H. Tardugno, pursuant to which Mr. Tardugno serves as our President and Chief Executive Officer. The agreement is for a term of three years, effective January 3, 2007. Mr. Tardugno's employment agreement provides for an initial annual base salary of $310,000, subject to annual adjustment by the Board of Directors or the Compensation Committee (the "Base Salary"). Mr. Tardugno also is eligible for an annual performance bonus from the Company. The amount of such bonus will be determined by the Board or the Compensation Committee and will not exceed 60% of current Base Salary except pursuant to a specific finding by the Board or the Compensation Committee that a higher percentage is appropriate. The Company provided Mr. Tardugno with a relocation allowance in the amount of $140,000. In addition, on the effective date of his agreement, Mr. Tardugno received a grant of non-statutory options to purchase 430,000 shares of the Company's Common Stock, which will vest in four equal installments on the first, second, third and fourth anniversaries of the effective date. If the agreement is terminated by the Company prior to the first anniversary of the effective date other than for "cause" (as defined in the agreement) or on account of death or disability, the first installment will vest on the termination date. Once vested, these options will be exercisable for a period of ten years, measured from the effective date, at a price per share equal to the closing price of the Common Stock on American Stock Exchange on the effective date.

        In the event: (A) that the Company terminates the agreement other than for "cause" (as defined in the agreement) or upon death or disability or (B) Mr. Tardugno terminates the agreement upon the occurrence of (i) a material adverse change in his duties or authority; (ii) Mr. Tardugno is not at least one of President or Chief Executive Officer of the Company during the term of the agreement; (iii) of a bankruptcy filing or similar action by or against the Company; or (iv) of another material breach of the agreement by the Company (a "Triggering Event"), Mr. Tardugno will be entitled to receive a severance payment equal to his base annual salary at the time of termination (the "Reference Amount"). In the event of termination of his employment upon a Triggering Event within two years following a "change in control" (as described below), or, if within such two-year period (i) there is a material adverse change in his compensation or benefits, or (ii) any successor to the Company does not assume the Company's obligation under the agreement, and he terminates his employment, Mr. Tardugno also is entitled to a severance payment equal to the Reference Amount. The agreement also provides that such severance is payable upon a change in control if Mr. Tardugno elects to terminate his employment commencing with the sixth and ending with the twelfth month following the change in control. Under the agreement, a "change in control" is deemed to occur: (i) if any person becomes the direct or indirect beneficial owner of more than 40% of the combined voting power of the Company's then-outstanding securities; (ii) there is a change in a majority of the directors in office; (iii) the Company engages in a merger, asset sale, tender offer or other transaction after which the holders of the Company's voting securities before the transaction do not continue to hold at least 50% of the voting securities of the Company or its successor after the transaction; or (iv) upon the complete liquidation or dissolution of the Company or the disposition of substantially all of its assets. The agreement also contains customary confidentiality and other provisions.

        Mr. Susie has a customary employment letter outlining his terms of employment, including his initial salary and stock option grants, incentive compensation and stock option eligibility, vacation, and health benefits. The Company has not entered into a written employment agreement with Mr. Susie.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

        The following table summarizes the unexercised options, nonvested stock and equity incentive plan awards outstanding and held by each Named Executive Officer as of December 31, 2007.

	Option Awards				Stock Awards
Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael H. Tardugno(1)	— —	430,000 —	2.42 —	1/3/2017 —	— 50,000	— 148,500
Anthony P. Deasey(2)	5,334 18,000 10,000 22,334 44,337 8,000 6,667 6,667 33,000 20,000	— — — — — — — — — —	9.00 10.50 10.05 11.40 9.60 6.00 10.05 6.90 4.08 4.24	8/9/2011 8/9/2011 5/14/2012 5/14/2012 5/14/2012 5/14/2012 6/9/2014 2/22/2015 3/13/2016 3/15/2017	— — — — — — — — — —	— — — — — — — — — —
Paul B. Susie(3)	— —	10,000 5,000	3.02 6.10	2/19/2017 9/24/2017	— —	— —
William Hahne(4)	13,333 5,100 15,000	— — —	4.65 2.44 4.24	1/16/2016 10/3/2016 3/15/2017	— — —	— — —

Notes:

(1)
Unvested options of 430,000 shares with an exercise price of $2.42 held by Mr. Tardugno as of December 31, 2007 vest in equal tranches during each of January 2008, 2009, and 2010. The unvested restricted stock grant of 50,000 shares vests in equal tranches during each of January 2008, 2009, and 2010.

(2)
Mr. Deasey resigned from his position of Executive Vice President, Chief Operating Officer, and Chief Financial Officer effective September 30, 2007.

(3)
Unvested options of 10,000 shares with an exercise price of $3.02 held by Mr. Susie as of December 31, 2007 vest in equal tranches during each of February 2008, 2009, and 2010. Unvested options of 5,000 shares with an exercise price of $3.02 vest in equal tranches during each of September 2008, 2009, and 2010.

(4)
Dr. Hahne resigned from his position of Vice President—Clinical and Medical Affairs effective December 31, 2007.

2007 OPTION EXERCISES AND STOCK VESTED INFORMATION

        None of the Company's Named Executive Officers exercised any stock options during the year ended December 31, 2007. No awards of nonvested stock during the year ended December 31, 2007 vested to the benefit of any other Named Executive Officer during the year ended December 31, 2007.

PENSION BENEFITS

        The Company does not provide pension benefits for any employee or director.

NON-QUALIFIED DEFERRED COMPENSATION

        The Company does not provide non-qualified deferred compensation to any employee or director.

POST-EMPLOYMENT COMPENSATION

        Mr. Tardugno's employment agreement provides for post-employment benefits. If the agreement is terminated by the Company prior to the first anniversary of the effective date other than for "cause" (as defined in the agreement) or on account of death or disability, the first installment of the option to purchase 430,000 shares of Company Common Stock, granted as an inducement to take up employment with the Company, will vest on the termination date. Once vested, these options will be exercisable for a period of ten years measured from the effective date. In the event: (A) that the Company terminates the agreement other than for "cause" (as defined in the agreement) or upon death or disability, or (B) Mr. Tardugno terminates the agreement upon the occurrence of (i) a material adverse change in his duties or authority; (ii) of a "prohibited event" (as described below); (iii) of a bankruptcy filing or similar action by or against the Company; or (iv) of another material breach of the agreement by the Company (a "Triggering Event"), Mr. Tardugno will be entitled to receive a severance payment equal to his base annual salary at the time of termination (the "Reference Amount"). In the event of termination of his employment upon a Triggering Event within two years following a "change in control" (as described below), or, if within such two-year period (i) there is a material adverse change in his compensation or benefits, or (ii) any successor to the Company does not assume the Company's obligation under the agreement, and he terminates his employment, Mr. Tardugno also is entitled to a severance payment equal to the Reference Amount. The agreement also provides that such severance is payable upon a change in control if Mr. Tardugno elects to terminate his employment commencing with the sixth and ending with the twelfth month following the change in control. Under the agreement, a "change in control" is deemed to occur: (i) if any person becomes the direct or indirect beneficial owner of more than 40% of the combined voting power of the Company's then-outstanding securities; (ii) there is a change in a majority of the directors in office; (iii) the Company engages in a merger, asset sale, tender offer or other transaction after which the holders of the Company's voting securities before the transaction do not continue to hold at least 50% of the voting securities of the Company or its successor after the transaction; or (iv) upon the complete liquidation or dissolution of the Company or the disposition of substantially all of its assets.

        In the event that Mr. Tardugno is terminated for cause or is receiving severance payments contemplated under his employment agreement, Mr. Tardugno shall, among other things, not provide any services, directly or indirectly, to any other business or commercial entity in the Company's "Field of Interest" (as such term is defined in his employment agreement), solicit any customers or suppliers of the Company, directly or indirectly, or employ or seek to employ an employee of the Company for a period of one year following the date of termination. In addition, at no time during the term of the employment agreement or thereafter will Mr. Tardugno knowingly make any written or oral untrue statement that disparages the Company in communications with any customer, client or the public. Mr. Tardugno is also subject to confidentiality provisions in his employment agreement.

        The Company does not have any nonqualified deferred compensation arrangements with any of its executives.

2007 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

        The following table sets forth the potential payments to the Company's Named Executive Officers at, following, or in connection with:

  •
  Resignation, severance, retirement, or other termination;

  •
  A change in the Named Executive Officer's responsibilities (whether or not in connection with a change in control); or

  •
  A change in control of the Company.

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Upon Change in Control ($)
Michael H. Tardugno	Severance payment Continuation of base salary Group health benefits Accelerated vesting of options Accelerated vesting of restricted stock	310,000 — Note (1 — —)	310,000 — Note (1 — —)	— — — — —	— 76,438 — — —	— 152,877 Note (1 — —)	— — — 565,369 80,667
Paul B. Susie	Accelerated vesting of options	—	—	—	—	—	32,856

        The following is a summary only and is qualified in its entirety by the definitive agreements in place between the Company and its Named Executive Officers.

(1)
Mr. Tardugno's group health plan benefits will continue for one year after in the event of termination without cause. In the case of disability, Mr. Tardugno's group health plan benefits will continue for the maximum period of time allowed by the COBRA rules.

DIRECTOR COMPENSATION

2007 DIRECTOR COMPENSATION TABLE

        The following table sets forth the cash and noncash compensation paid to the Company's directors for the year ended December 31, 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Total ($)
Max E. Link(1)	49,950	25,000	80,734	155,684
Augustine Chow	27,250	—	67,526	94,776
Gary W. Pace	38,150	—	54,938	93,088
Gregory Weaver	40,350	—	57,959	98,309
Kris Venkat	46,550	—	61,677	108,227

(1)
On March 19, 2007, the Company issued 5,896 shares of common stock to Dr. Link as a retainer for his services as Chairman of the Board of Directors for the fiscal year ended December 31, 2007. The fair value of this award on the date of grant ($25,000) was recognized as an expense during fiscal 2007.

(2)
Amounts presented for option awards represent the dollar amount of compensation cost recorded in the financial statements of the Company for an individual award under SFAS 123R, Share-Based

  Payments. The grant date fair values of stock option awards to directors during the year ended December 31, 2007 were as follows:

	Number of Options Granted	Exercise Price	Expires	Grant Date Fair Value
Max E. Link	35,000	$4.16	3/22/2017	$91,264
Augustine Chow	30,000	$4.55	3/12/2017	$87,507
Gary W. Pace	25,000	$4.16	3/22/2017	$65,189
Gregory Weaver	25,000	$4.16	3/22/2017	$65,189
Kris Venkat	25,000	$4.16	3/22/2017	$65,189

        The above option grants vest in equal tranches at March 15, 2008, 2009 and 2010.

(3)
The following table sets forth the aggregate number of unexercised option awards held by directors as of December 31, 2007:

Stock Options Outstanding At December 31, 2007
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date
Max E. Link	13,334 3,334 4,667 2,859 —	— — — 5,719 35,000	8.25 10.35 8.55 4.08 4.16	5/14/2012 5/14/2012 2/22/2015 3/6/2016 3/22/2017
Augustine Chow	—	30,000	4.55	3/12/2017
Gary W. Pace	3,333 3,334 3,676 —	— — — 25,000	6.45 8.55 4.08 4.16	2/6/2013 2/22/2015 3/15/2016 3/22/2017
Gregory Weaver	3,333 3,676 —	— — 25,000	5.70 4.08 4.16	8/12/2015 3/15/2016 3/22/2017
Kris Venkat	6,667 20,000 6,667 6,667 — — 3,334 3,667 3,676 — —	— — — — 6,667 6,667 — — — 25,000 10,000	13.80 10.20 12.75 15.30 17.85 20.40 10.35 8.55 4.08 4.16 5.87	3/3/2009 3/3/2009 3/3/2009 3/3/2009 3/3/2008 3/3/2008 3/3/2009 3/3/2009 3/3/2009 3/3/2008 3/3/2008

        During the year ended December 31, 2007, each director who was not also an officer of the Company received annual cash compensation in the amount of $25,000 payable quarterly, and an additional $1,000 for attendance at special meetings of the Board of Directors and each meeting of a committee of the Board of Directors that was not held in conjunction with a meeting of the Board of Directors. In addition, on March 19, 2007 the Company issued 5,896 shares of common stock to Dr. Link as a retainer for his services as Chairman of the Board of Directors for the fiscal year ended December 31, 2007. Each other non-executive director is reimbursed for his out-of-pocket costs of attending meetings of the Board of Directors and of committees of the Board of Directors. Additionally, the Chairman of the Audit Committee received an additional annual cash fee of $8,000 and the Chairman of the Compensation Committee received an additional annual cash fee of $5,000.

SECTION 162(m)

        Section 162(m) of the Internal Revenue Code provides for non-deductibility, in certain cases, of compensation paid to certain executives in excess of $1 million per year. The Company does not have a policy limiting compensation to amounts deductible under Section 162(m). The Company's compensation plans are designed so that qualified performance-based awards issued under the plans would not be subject to Section 162(m) limits. Section 162(m) limits would apply to salary, non-performance based bonuses, restricted stock awards that are not performance based and certain amounts included under "All Other Compensation" in the Summary Compensation Table.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal 2007, the Compensation Committee of the Board of Directors was comprised of Drs. Gary W. Pace and Max E. Link and, Mr. Gregory Weaver. No interlocking relationships exist between any of these members of the Compensation Committee or any executive officer of the Company and any other of the members of the Company's Board of Directors or Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

        In October 2007, the Company entered into an advisory agreement with Dr. Kris Venkat, one of its then directors, pursuant to which Dr. Venkat was to provide at least 60 days of consulting services per year to the Company for an initial term lasting through August 2009. Dr. Venkat's services under this advisory agreement were in addition to his services as a director and include providing: (i) strategic business and tactical advice to the Company regarding its development, management and personnel; (ii) assistance with the Company's heat-activated liposome business; (iii) assistance with developing a financial and business development strategy and securing additional capital and/or financing, and (iv) identifying potential investors that meet the Company's objectives.

        As compensation for his consulting services, the Company was obligated to pay Dr. Venkat a fee of $55,000 per year during the term of the agreement, and upon prior approval by the Company, an additional $1,000 per day for any time expended beyond 60 days. In addition to the fees, the agreement provided for performance-based incentive options to purchase up to 15,000 shares of common stock, exercisable only if certain business development milestones were reached. The agreement also granted Dr. Venkat an option, not subject to performance conditions, for the purchase of 10,000 shares of Common Stock at a price of $5.84 per share, which expired on March 2, 2008 with the passing of Dr. Venkat.

        With the passing of Dr. Venkat, this agreement terminated effective March 2, 2008.

POLICIES AND PROCEDURES FOR REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

        The Company has written policies and procedures in place to identify transactions with related parties that may be reportable under Item 404(a). The Company maintains a list of known related parties, including directors, executive officers, affiliated companies and others with whom the Company may transact business from time-to-time during the year. Transactions that may be reviewed for related party treatment in the Company's audited financial statements and proxy statement include the transactions involving the sale of business lines, financing or capital raising transactions, contracted research and development arrangements, contracts for clinical research and testing, and contracts outside of the normal course of business. The Audit Committee of the Board of Directors, which includes Mr. Gregory Weaver (Chairman) and Drs. Max Link and Gary Pace, reviews and approves transactions with related parties, if any, to ensure they were performed at arm's length and in the best interests of the Company's stockholders, and have been appropriately accounted for and disclosed in the Company's audited financial statements, proxy statements and other SEC filings.

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Stegman & Company ("Stegman") as the independent registered public accounting firm of the Company to audit its financial statements for the fiscal year ending December 31, 2008, and requests stockholder ratification of such selection. Stegman has served as the Company's independent accountants since our 1993 fiscal year, and has advised the Company that neither Stegman nor any of its members has, or has had in the past three years, any financial interest in the Company or any relation to the Company other than as auditors and accountants.

        Representatives of Stegman are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

FEES

        The following table presents fees for professional audit services rendered by Stegman for the audit of the Company's annual financial statements and review of financial statements included in the Company's Forms 10-Q for the fiscal years ended December 31, 2007 and December 31, 2006, and fees for other services rendered by Stegman during those periods:

	FISCAL YEAR 2007		FISCAL YEAR 2006
FEE CATEGORY	AMOUNT	% OF TOTAL	AMOUNT	% OF TOTAL
Audit Fees	$71,500	68	$77,500	67
Audit Related Fees	17,500	17	$20,000	17
Tax Fees	7,000	6	$6,250	6
All Other Fees	9,625	9	$11,836	10

Total Fees	$105,625	100	$115,586	100

        Audit fees consist of fees for professional services rendered by Stegman for the audit of the Company's annual financial statements and for reviews of the quarterly financial statements included in the Company's Forms 10-Q. Tax fees consist of fees for preparation of the Company's federal and state tax returns. Audit related fees pertain to the audit for compliance with Section 404 of the Sarbanes-Oxley Act. All other fees consist of fees for attendance at the Company's annual meetings, review of registration statements and similar matters. Stegman rendered no financial information systems design and implementation services to the Company during fiscal years 2007 and 2006 and, therefore, no fees were charged for such services during those periods.

SERVICES BY EMPLOYEES OF STEGMAN & COMPANY

        No part of Stegman's engagement to audit the Company's financial statements for the fiscal year ended December 31, 2007 was attributable to work performed by persons other than Stegman's full-time, permanent employees.

AUDIT COMMITTEE POLICY ON APPROVAL OF AUDIT AND NON-AUDIT SERVICES

        It is the policy of the Audit Committee to pre-approve all audit and permissible non-audit services provided by the Company's independent accountants, in accordance with rules prescribed by the SEC. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is based on a written proposal, accompanied by a cost estimate and estimated budget. The Audit Committee has delegated to its Chairman the authority to pre-approve audit and non-audit services with an estimated cost of up to $25,000, provided the exercise of such authority is reported to the Audit Committee at its next regular meeting. The Audit Committee reserves the right, from time to time, to delegate pre-approval authority to other of its members, so long as such members are independent directors.

        All of the services of Stegman during fiscal year 2007 and 2006 were approved by the Audit Committee in accordance with its pre-approval policy and the approval requirements of the SEC.

VOTE REQUIRED AND RECOMMENDATION

        The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting will be required to approve Proposal No. 2 and thereby to ratify the selection of Stegman as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008. As a result, broker non-votes and abstentions, if any, will be treated as votes "AGAINST" the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2, THE PROPOSAL TO RATIFY THE SELECTION OF STEGMAN AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

        Stockholder ratification of the selection of Stegman as the Company's independent registered public accounting firm is not required by the Company's Bylaws or other applicable legal or regulatory requirements. However, the Board, upon the recommendation of the Audit Committee, is submitting the selection of Stegman to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Stegman, the Audit Committee will reconsider whether or not to retain that firm, or whether to retain a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our Proxy Statement or 2007 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you write or call the Company at the following address or telephone number:

  10220-L Old Columbia Road
  Columbia, Maryland 21046-2364
  Attention: Corporate Secretary
  (410) 290-5390

        If you would like to receive separate copies of the Company's Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the address and telephone number set out above.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

        If a stockholder wants the Company to include a proposal in the Company's proxy statement for presentation at our 2009 annual meeting of stockholders in accordance with Rule 14a-8 promulgated by the SEC under the Exchange Act, the proposal must be received by the Company no later than December 19, 2008. Such proposals should be directed to Celsion Corporation, 10220-L Old Columbia Road, Columbia, Maryland, 21046-2391 Attention: Paul B. Susie, Secretary.

        A stockholder may also nominate directors or have other business brought before the 2009 annual meeting by submitting the nomination or proposal to the Company no later than December 19, 2008. The nomination or proposal must be delivered to the Company's executive offices at 10220-L Old Columbia Road, Columbia, Maryland, 21046-2391, Attention: Paul B. Susie, Secretary. Any stockholder considering submitting a proposal for action at our 2009 annual meeting is directed to the Company's Bylaws, which contain additional requirements as to submission of matters for stockholder action. Copies of the Bylaws may be obtained upon request to the Company's Corporate Secretary.

OTHER BUSINESS

        The directors of the Company are not aware of any business to be acted upon at the Annual Meeting, other than described herein. It is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters are duly brought before the Annual Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their discretion.

COMPANY REPORTS

        The Company's 2007 Annual Report on Form 10-K, which contains audited financial statements for that fiscal year is being sent to stockholders along with this Proxy Statement.

        Additional copies of the Company's 2007 Annual Report on Form 10-K, as filed with the SEC (but excluding exhibits), may be obtained without charge, upon written request directed to the Corporate Secretary, Celsion Corporation, 10220-L Old Columbia Road, Columbia, Maryland 21046-2391.

By Order of the Board of Directors
/s/ PAUL B. SUSIE Paul B. Susie Secretary

March 31, 2007

PROXY CARD

IN CONNECTION WITH 2008 ANNUAL MEETING OF STOCKHOLDERS

CELSION CORPORATION

10220-L OLD COLUMBIA ROAD

COLUMBIA, MARYLAND 21046-2391

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CELSION CORPORATION

The undersigned stockholder of CELSION CORPORATION (the “Company”) hereby appoints Michael H. Tardugno and Paul B. Susie, and each of them, as lawful attorneys and proxies, with several power of substitution, for and in the name of the undersigned, to represent and vote, as designated below, all shares of the Common Stock of the Company which the undersigned is entitled to vote on all matters, except as specifically indicated below, at the Annual Meeting of the Stockholders of the Company to be held at 10:00 a.m., local time, on Wednesday, May 21, 2008 at the InterContinental Harbor Court Baltimore, 550 Light Street, Baltimore, MD 21202-6099, or at any adjournment, postponement or rescheduling thereof (collectively, the “Annual Meeting”). The undersigned hereby revokes any and all previous proxies with respect to the matters covered by this proxy and the voting of such shares at the Annual Meeting and acknowledges receipt of Notice of the Annual Meeting and the Proxy Statement in connection therewith.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY for all nominees listed below

Nominees:   Dr. Augustine Chow and Mr. Gregory L. Weaver

INSTRUCTION: To withhold authority to vote for a nominee, strike through the nominee’s name listed above. To withhold authority as to all nominees, check the appropriate box set forth above.

PROPOSAL NO. 2:	TO RATIFY THE SELECTION OF STEGMAN & COMPANY AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

FOR	AGAINST	ABSTAIN
☐	☐	☐

DISCRETIONARY AUTHORITY:

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES NAMED IN PROPOSAL NO. 1,  AND “FOR” PROPOSAL NO. 2, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO OTHER MATTERS.

PLEASE DATE AND SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS HEREON.

Date	Signature of Owner

Additional Signature of Joint Owner (if any)

If stock is jointly held, each joint owner should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title.

TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, JUST SIGN, DATE AND RETURN THIS PROXY—NO BOXES NEED BE CHECKED.

CELSION
CORPORATION 10220-L OLD COLUMBIA ROAD COLUMBIA, MARYLAND 21046-2391

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for election and delivery information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Celsion Corporation, c/o Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717.

QuickLinks

CELSION CORPORATION 10220-L OLD COLUMBIA ROAD COLUMBIA, MARYLAND 21046-2364 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD WEDNESDAY, MAY 21, 2008
CELSION CORPORATION PROXY STATEMENT TABLE OF CONTENTS
CELSION CORPORATION PROXY STATEMENT SOLICITATION OF PROXY, REVOCABILITY AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS
PROPOSAL NO. 1: ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE NOMINEES FOR DIRECTORS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES.
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING
OTHER BUSINESS
COMPANY REPORTS